EXHIBIT 10.1

CONTRACT OF SALE

TRB ENON SPRINGS LLC

- Seller -

OSM INVESTMENT COMPANY

- Purchaser -

as of November 25, 2008

Enon Springs Apartments
417 Enon Springs Road East
Smyrna, Tennessee 37167

TABLE OF CONTENTS

Page:

1.	Purchase Price	1

2.	Escrow	1

3.	Premises Sold "As Is"	2

4.	Seller Representations	6

5.	Title	7

6.	Acceptance of the Deed	8

7.	Inspections	8

8.	Financing	9

9.	Authorization of Purchaser and Seller	9

10.	Included Premises	9

11.	Closing Costs	10

12.	Closing	10

13.	Closing Documents	12

14.	Preclosing Obligations of Seller	12

15.	Condemnation	13

16.	Casualty	14

17.	Assignment	14

18.	Brokers	15

19.	Section 1031 Tax Deferred Exchange	15

20.	OFAC Matters	15

21.	Miscellaneous	16

CONTRACT OF SALE

This CONTRACT OF SALE (this "Contract of Sale") is made and entered into as of the 25th day of November, 2008 (the “Effective Date”) by and between TRB Enon Springs LLC, a Tennessee limited liability company having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York  11021 ("Seller"), and OSM Investment Company, a California corporation having an office at 1516 South Bundy Drive, Suite 300, Los Angeles, California 90025 ("Purchaser").

WITNESSETH:

WHEREAS, Seller is the current owner of (i) the real property described on Exhibit A attached hereto (the “Land”), together with the buildings and improvements thereon (the “Improvements”) known as and by Enon Springs Apartments, 417 Enon Springs Road East, Smyrna, Tennessee  (collectively, the "Real Property"); and

WHEREAS, in accordance with the terms hereof, Seller wishes to sell and Purchaser wishes to acquire the Real Property, together with the property and property rights described in Paragraph 10 (collectively, the “Premises”).
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Purchase Price.   Seller agrees to sell and Purchaser agrees to acquire the Premises for the sum of $6,612,000.00 (the “Purchase Price”) payable as follows:

$100,000.00 upon the execution and delivery of this Contract of Sale as the nonrefundable (except as specifically set forth herein) Downpayment (hereinafter defined), by check(s) made payable to the order of First American Title Insurance Company, as escrow agent (“Escrow Agent”), which sum shall be held in escrow pursuant to the terms hereof; and

$6,512,000.00, at the Closing, by wire transfer to an account designated by Seller.

2.           Escrow.   Concurrently with the full execution of this Contract of Sale, Purchaser has delivered to Escrow Agent, a check(s) (subject to collection) in the amount of $100,000.00 as the downpayment (the "Downpayment").  Escrow Agent shall deposit the Downpayment into an interest-bearing account(s) maintained at a federally insured financial institution(s).  Escrow Agent shall deliver the Downpayment in accordance with this Contract of Sale, or a joint instruction signed by Seller and Purchaser, or separate instructions of like tenor signed by Seller and Purchaser, or a final judgment of a court of competent jurisdiction.  Escrow Agent hereby is authorized and directed to deliver the Downpayment to Seller if, as and when title closes.  If Escrow Agent shall receive a written request by one party for the release of the escrow, Escrow Agent will give a copy thereof to the other party.  If Escrow Agent shall not receive an objection from the other party within five (5) business days, then Escrow Agent shall so release the Downpayment.  If Escrow Agent receives an objection, then Escrow Agent shall continue to hold the Downpayment in accordance with the terms hereof.  Escrow Agent at any time may deposit the Downpayment with a court of competent jurisdiction, and upon notice to Seller and Purchaser of such deposit, Escrow Agent shall have no further responsibility or liability hereunder.  Escrow Agent may act upon any instruction or other writing believed by Escrow Agent in good faith to be genuine and to be signed or presented by the proper persons.  Except as otherwise noted herein, any interest or income thereon shall be paid to the party entitled to receive the Downpayment; provided, however, that if Seller shall receive the interest at Closing then such interest shall serve as a credit against the Purchase Price.  It is understood and agreed that if a check for any portion of the Downpayment shall fail to clear then Escrow Agent shall deliver the portion, if any, of the Downpayment that shall have cleared (together with any interest earned thereon) to Seller and this Contract of Sale shall terminate and neither party shall have any further obligations hereunder to the other except that Seller shall be permitted to attempt to collect from Purchaser on the check that shall have failed to clear by commencing litigation or otherwise as provided for by law.

Seller and Purchaser acknowledge that Escrow Agent is merely a stakeholder, and that Escrow Agent shall not be liable for any act or omission unless taken or suffered in bad faith, in willful disregard of this Contract of Sale or involving gross negligence.  Escrow Agent shall not be liable for the failure of the institution(s) in which the Downpayment has been deposited or for establishing accounts in excess of applicable guaranty limits.  Seller and Purchaser agree to indemnify and hold Escrow Agent harmless from and against any reasonable costs, claims or expenses incurred in connection with the performance of the Escrow Agent's duties hereunder, unless such costs, claims or expenses were occasioned by Escrow Agent's gross negligence, bad faith or willful disregard of this Contract of Sale.

Escrow Agent shall not be bound by any agreement between Seller and Purchaser (other than this Contract of Sale), whether or not Escrow Agent has knowledge thereof, and Escrow Agent's only duties and responsibilities shall be to hold, and to dispose of, the Downpayment and interest earned thereon in accordance with this Contract of Sale.  Escrow Agent may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection in respect to any action taken or omitted by Escrow Agent hereunder in good faith and in reliance upon such opinion.

All instructions or notices given to the Escrow Agent shall be in writing and delivered in accordance with the requirements of this Contract of Sale.  For purposes of this paragraph, such instructions and notices shall be deemed delivered on the date of delivery, if by hand, or on the date of mailing if mailed, except that no instruction or notice to Escrow Agent shall be deemed effectively delivered to Escrow Agent until actual receipt thereof by Escrow Agent.

3.           Premises Sold "AS IS". A. PURCHASER EXPRESSLY UNDERSTANDS AND AGREES AND ACKNOWLEDGES THAT SELLER WOULD NOT HAVE ENTERED THIS CONTRACT OF SALE WITHOUT THE EXPRESS PROVISIONS OF THIS PARAGRAPH 3.  IN PARTICULAR, PURCHASER ACKNOWLEDGES THAT SELLER ONLY RECENTLY ACQUIRED THE PREMISES BY DEED IN LIEU OF FORECLOSURE AND THEREFORE SELLER IS BOTH UNWILLING AND UNABLE TO MAKE ANY MORE REPRESENTATIONS OR WARRANTIES CONCERNING THE PREMISES THEN THE ONES SET FORTH IN THIS CONTRACT OF SALE.  IT IS UNDERSTOOD THAT THE PREMISES AND ALL IMPROVEMENTS AND FIXTURES SHALL BE DELIVERED "AS IS", “WHERE IS” IN THEIR PRESENT CONDITION AND WITH ALL FAULTS, SUBJECT TO REASONABLE WEAR AND TEAR AND DETERIORATION BETWEEN NOW AND THE CLOSING DATE.  SELLER SHALL NOT BE LIABLE FOR ANY LATENT OR PATENT DEFECTS IN THE PREMISES.  PURCHASER ACKNOWLEDGES THAT, EXCEPT AS HEREIN SPECIFICALLY SET FORTH, NEITHER SELLER NOR ANY OF ITS REPRESENTATIVES, EMPLOYEES, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, MEMBERS, PARTNERS, COUNSEL OR AGENTS HAS MADE OR WILL IN THE FUTURE MAKE ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION, STATE OF REPAIR, TENANCY, INCOME, EXPENSES OR OPERATION OF THE PREMISES.  EXCEPTING ONLY THOSE REPRESENTATIONS (IF ANY) SPECIFICALLY SET FORTH IN THIS CONTRACT OF SALE, PURCHASER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS WHETHER ORAL OR WRITTEN (AND PURCHASER AGREES THAT IT WILL NOT RELY ON ANY FUTURE REPRESENTATIONS, WARRANTIES OR STATEMENTS WHETHER ORAL OR WRITTEN) IN ITS DECISION TO ACQUIRE THE PREMISES IN ACCORDANCE WITH THE TERMS HEREOF.  PURCHASER ALSO ACKNOWLEDGES THAT IT HAS NOT AND AGREES THAT IT WILL NOT IN THE FUTURE RELY ON ANY "BROKER SET-UPS" OR ANY OTHER COMMUNICATIONS FROM ANY REAL ESTATE BROKER, MANAGING AGENT OR SIMILAR PARTY.

IN PARTICULAR, EXCEPT AS HEREIN SPECIFICALLY SET FORTH IN THIS CONTRACT OF SALE, SELLER HAS NOT MADE (AND IS UNWILLING TO MAKE) ANY DISCLOSURES, REPRESENTATIONS OR WARRANTIES IN RESPECT OF (I) THE PHYSICAL CONDITION OF THE PREMISES (INCLUDING, WITHOUT LIMITATION, IN RESPECT OF THE PRESENCE, NON-PRESENCE OR CONDITION OF HAZARDOUS MATERIALS (HEREAFTER DEFINED), (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE PREMISES WITH ANY PLANS OR SPECIFICATIONS OR WITH APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO THE PROTECTION OF THE ENVIRONMENT OR THE HEALTH, SAFETY, ACCESSIBILITY OR WELFARE OF EMPLOYEES, WORKERS OR GUESTS TO THE PREMISES (INCLUDING BUT NOT LIMITED TO THE OCCUPATIONAL SAFETY AND HEALTH ACT, AS AMENDED, AND THE AMERICAN WITH DISABILITIES ACT, AS AMENDED)), (III) THE REVENUES, INCOME OR EXPENSES OF THE PREMISES, (IV) THE ADEQUACY OR INADEQUACY OF THE UTILITIES, IF ANY, PROVIDED TO THE PREMISES, (V) THE ZONING OF THE PREMISES OR (VI) ANY OTHER MATTER WHATSOEVER AND WHETHER OR NOT CONCERNING THE PREMISES.  PURCHASER ACKNOWLEDGES THE FOREGOING AND WARRANTS AND REPRESENTS THAT IT (OR ITS PRINCIPAL OFFICER IF PURCHASER SHALL BE AN ENTITY) HAS HAD SUFFICIENT TIME AND OPPORTUNITY (OR THAT THIS CONTRACT OF SALE PROVIDES FOR SUFFICIENT TIME AND OPPORTUNITY) TO INSPECT THE PREMISES AND OTHER MATTERS DEEMED IMPORTANT TO PURCHASER, THAT IT (OR ITS PRINCIPAL OFFICER IF PURCHASER SHALL BE AN ENTITY) IS EXPERIENCED IN OWNING REAL PROPERTY SIMILAR TO THE PREMISES AND THAT IT IS REPRESENTED BY ADVISORS AND COUNSEL OF ITS CHOOSING.

For purposes hereof, “Hazardous Wastes” shall mean and refer to explosives, radioactive materials, asbestos, asbestos–containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground storage tanks, hazardous materials, toxic substances, hazardous wastes, hazardous substances, mold, petroleum, petroleum based materials or any other materials or substances which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), or any other applicable federal, state or local laws.

B.           As of the expiration of the “Due Diligence Period” (as hereinafter defined), Purchaser will have, or will have had opportunities to have:
(i)           Examined and inspected the Real Property and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Premises in all respects, and by proceeding with this transaction following the expiration of the Due Diligence Period will be deemed to have determined that the same is satisfactory to Purchaser in all respects;
(ii)           Reviewed the Leases (as hereinafter defined) and all other instruments, records and documents which Purchaser deems appropriate or advisable to review in connection with this transaction, and Purchaser, by proceeding with this transaction following the expiration of the Due Diligence Period, will be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Purchaser in all respects;
(iii)           Reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Premises and the conformance and non-conformance of the Premises with same, and Purchaser, by proceeding with this transaction following the expiration of the Due Diligence Period, will be deemed to have determined that the same are satisfactory to Purchaser;
(iv)           Investigated, examined and approved the presence or absence of Hazardous Materials, in, on or under the Real Property, which investigations, examinations or audits shall be performed or arranged by Purchaser, at Purchaser’s sole expense, prior to the end of the Due Diligence Period;
 (v)           Investigated, examined and approved the quality, nature, adequacy and physical condition and aspects of the Real Property, including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Land;
(vi)           Investigated, examined and approved the quality, nature, adequacy, and physical condition of soils, geology and any groundwater;
(vii)          Investigated, examined and approved the existence, quality, nature, adequacy and physical condition of utilities serving the Premises;
(viii)         Investigated, examined and approved the zoning or other legal status of the Premises or any other public or private restrictions on use of the Premises; and

(ix)           Investigated, examined and approved the compliance and non-compliance of the Premises or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity.
C.           By not terminating this Contract of Sale at the expiration of the Due Diligence Period and proceeding to Closing, without further documentation, Purchaser, on behalf if itself and all of its officers, directors, members, managers, trustees, beneficiaries, shareholders, employees, representatives, successors and assigns, and their affiliates (collectively, the “Releasors”), will automatically be deemed to have waived and relinquished any and all claims, rights and remedies Releasors may now or hereafter have against Seller, its successors, assigns, officers, directors, members, managers, trustees, beneficiates, shareholders, employees, representatives, and their respective successors, assigns and affiliates (the “Seller Parties”), whether known or unknown, which may arise from or be related to this Contract of Sale or in any manner related to the Premises (including without limitation any past, present or future presence or existence of Hazardous Materials on, under or about the Premises, any past present or future violation of any rules, regulations or laws, now or hereafter enacted relating to the Premises, the physical or structural condition of the Premises, the financial performance of the Premises or any other matter or claim in any manner related to this Contract of Sale or the Premises); provided, however, that the release contained herein shall not be deemed to void the effect of (i) any representations or warranties of Seller specifically contained in this Contract of Sale which representations or warranties by their terms are specifically set forth to survive Closing or (ii) any other obligations of Seller not related to the physical, legal or other condition of the Premises or any part thereof, including, but not limited to, those set forth in Paragraphs 11 through and including 16.  This section shall survive the Closing and the recordation of the "Deed " (as hereinafter defined) and will not be deemed merged into the Deed upon its recordation.  If requested by Seller, Purchaser agrees to execute a separate release and waiver at the Closing confirming and acknowledging the foregoing.

D.           Purchaser acknowledges that Seller may have  information concerning the condition of the property, including information about its environmental and/or structural condition including possibly prior environmental or structural inspection reports. Purchaser also specifically acknowledges that except as expressly provided in this Contract of Sale, Seller is under no obligation or duty to disclose such information to Purchaser, and that Purchaser is not entitled to and does not expect any such disclosure. Purchaser acknowledges that Seller does not wish to expose itself to any potential claims (including without limitation that any such information (including without limitation environmental and building condition reports) is in any manner deficient or that the information disclosed is not all of the relevant information that Seller may have on the matter) and Purchaser agrees that it has or will be having its own environmental and structural reports commissioned by licensed and insured consultants chosen by Purchaser and that Purchaser will be relying solely on those reports in making any assessments or conclusions as to the environmental and/or physical condition of the Premises.  Purchaser agrees that, except as expressly provided in this Contract of Sale, Seller shall have no obligation to provide any information regarding the environmental or physical condition of the Premises but in the event that Seller should provide any such information (notwithstanding that Seller has no obligation to do so except as expressly provided in this Contract of Sale), Purchaser acknowledges that any such information may not be all such information available to Seller on any particular topic. Purchaser hereby waives any claim against Seller and the Seller Parties related to any such information (including, without limitation, claims that such information is wrong, is inaccurate, is incomplete or that Seller knew or should have known that such information is wrong, is inaccurate and/or is incomplete, except to the extent that such is inconsistent with the representations and warranties of Seller set forth in this Contract of Sale).

E.           Purchaser is hereby notified that residential dwellings built prior to 1978 may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning.  Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems and impaired memory.  Lead poisoning also poses a particular risk to pregnant women.  The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards.  A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase of the Premises (the "Lead-Based Paint Inspection").  Purchaser acknowledges that it has read understood the lead warning statement above and has received the Lead Hazard Information Pamphlet Protect your Family From Lead in Your Home.  Purchaser shall have the Due Diligence Period to notify Seller of any defects or issues raised by the Lead-Based Paint Inspection that Purchaser is not satisfied with.

F.           This Paragraph shall survive the Closing or earlier termination of this Contract of Sale.

4.           Seller Representations.  In order to induce Purchaser to enter into this Contract of Sale, Seller represents that each of the following is true and correct in all material respects as of the Effective Date and, unless otherwise stated in updated representations given at Closing and subject to the provisions of Paragraph 12, shall also be true and correct in all material respects on the Closing:
A.           Attached hereto as Exhibit B is a copy of a rent roll for the Premises which is materially true and correct as of the date thereon.  Purchaser acknowledges that it (and its advisors) have had sufficient time and opportunity to examine the leases and other files regarding the occupancy of the Premises.  Seller represents and warrants that it made available to Purchaser copies or originals of all lease files in its possession.  However, since Seller has only recently acquired the Premises by foreclosure Seller makes no representations or warranties that the lease files it possesses are complete or accurate.
B.           Except as disclosed to Purchaser in writing, Seller has not received written notification from any governmental authority having jurisdiction over the Premises of any pending or threatened condemnation or similar proceedings affecting the Premises or any portion of the Premises. Seller shall deliver a copy of any written notice related thereto received by Seller after the Effective Date.
C.           To the best knowledge of Seller, Seller is not prohibited from consummating the transaction contemplated under this Contract of Sale by any law, regulation, agreement, rule, order, or judgment applicable to Seller.
D.           Except as disclosed to Purchaser in writing, Seller has not received written notice of any litigation that would prevent Seller from performing its obligations hereunder. Except as disclosed to Purchaser in writing and except for personal injury or property damage matters being handled by insurance (if any), Seller has received no written notice of any material actions, suits, proceedings or investigations pending against or related to the Premises in any court or before any governmental department, agency, commission, board or bureau.

E.           Except as disclosed to Purchaser in writing, Seller has not received any written notice that Seller is in violation of any covenants, conditions, restrictions or agreements affecting the Premises nor any written notice from insurance underwriters that would indicate that the Premises may not be insurable.
F.           Except as may be listed on Exhibit C attached hereto, to Seller’s knowledge no tenant at the Premises is in monetary default beyond the month which includes the date of this Contract of Sale.
G           Seller has not nor will it in the future collect rent more than thirty (30) days in advance.

H           Seller has no knowledge that there are no service contracts pending in respect of the Premises that are not terminable on thirty (30) days or less notice.
I           There are no employees at the Premises who Purchaser would be responsible for following Closing.

J.           To Seller’s actual knowledge, during the period of time that Seller has owned the Premises (i) Seller has not intentionally stored, dumped, disposed of or transported any hazardous substances on the Premises other than those customarily used in the operation of an apartment complex, (ii) Seller has no knowledge that any hazardous materials have been transferred from the Premises to another location in violation of any environmental laws, regulations, permits or requirements and (iii) except as disclosed to Purchaser in writing, Seller has not received written notice from any governmental agency requiring any environmental clean-up or remediation on the Premises.
The warranties and representations contained in this Paragraph  4 shall survive the Closing for a period of six (6) months.

5.           Title.   A.   Purchaser agrees to promptly order a commitment for title insurance from Escrow Agent.  Purchaser shall have until the end of the Due Diligence Period to notify Seller in writing of any objections it may have to said title commitment, otherwise Purchaser shall be deemed to have waived any objections it may have to Seller's title to the Premises and shall be required to close on its acquisition of the Premises without offset or abatement.  Purchaser agrees to take title if insurable by Escrow Agent at standard premiums and subject only to the Permitted Exceptions (hereafter defined).  If Purchaser shall timely notify Seller of a defect in Seller's title, then Seller shall have the option of either terminating this Contract of Sale (in which event the Downpayment with interest thereon shall be returned to Purchaser and the parties shall have no other liability to each other) or to attempt to cure such defect(s).  Seller shall be entitled, at its option, to extensions of the Closing Date (hereafter defined) for up to ninety (90) days in the aggregate to attempt to cure such defect(s).  If Seller shall have elected to attempt to cure such defects and should Seller not cure such defect(s) regardless of the reason, then Purchaser shall have the option (exercisable within ten (10) days of Seller's notification thereof to Purchaser), to close on its purchase of the Premises in accordance with the terms hereof with no abatement or offset.  If Purchaser shall not have timely exercised its option set forth in the preceding sentence, then this Contract of Sale shall terminate, the Downpayment together with interest thereon shall be returned to Purchaser and the parties shall have no other liability to each other.  Purchaser shall have three business (3) days following its receipt of a continuation report (but in no event later than and the Closing Date shall be extended as necessary to accommodate such 3-business day period) to notify Seller of any new title defects raised thereby which did not exist at the time of the issuance of the initial title commitment and the provisions above of this Paragraph shall apply in respect of such new title defects.

B.   The Premises are sold subject to the following (collectively, the "Permitted Exceptions"):

(1)           All covenants, restrictions, easements and agreements of record now on the Premises provided same do not render the Premises unusable for the purposes for which the Premises is currently used,

(2)   All liens for unpaid municipal charges (including taxes) not yet due and payable,

(3)           The state of facts which would be shown by a current survey or inspection of the Premises,

(4)           Encroachments and projections of walls, foundations, stoops, cellar steps, areas, cornices, trim or other improvements or installations onto the Premises or from the Premises onto adjoining property or beyond applicable restrictions; party walls and party wall rights; variations between the record lot lines of the Premises and those shown on the tax map and consents for the erection and maintenance of any structures on, under or above any streets, or roads in front of or adjoining the Premises, and

(5)   Such other items that will not make the Premises unusable or unmarketable for the purposes for which the Premises is currently used.

C.           Purchaser agrees to accept a limited warranty deed (or the local equivalent), in form satisfactory for recording (the “Deed”), for the sale of the Premises.

6.           Acceptance of Deed.   The acceptance of the Deed by Purchaser shall constitute and be deemed and considered full compliance by Seller of all the terms and conditions of this Contract of Sale on the part of Seller to be performed except for any breaches of Seller’s representations, warranties or covenants to the extent Purchaser does not have actual knowledge of such breaches as of the acceptance of the Deed to extent such representations, warranties or covenants expressly are to survive the Closing and then for the period of such survival only.  It is further expressly agreed that none of the provisions of this Contract of Sale shall survive the delivery and acceptance of the Deed, except insofar as may herein otherwise be expressly and specifically provided.

7.           Inspections.   A.  At Purchaser's cost and expense, Purchaser and its advisors shall be permitted (i) to inspect the Premises for structural integrity and compliance with applicable laws, (ii) to perform an environmental audit of the Premises, (iii) to review the historical and projected financial information relative to the operations of the Premises, (iv) to review the zoning for the Premises and (v) to review any such other matters as Purchaser shall deem significant (collectively, the "Inspections").  Purchaser agrees to indemnify and hold harmless Seller from any damage to person or property that may be caused by the Inspections.  Purchaser shall not do any invasive testing (i.e. conducting borings) without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

B. Purchaser shall have until December 26, 2008 (the “Due Diligence Period”) to notify Seller in writing that Purchaser is satisfied with the Inspections and that Purchaser desires to proceed to Closing.  If Purchaser shall fail to timely notify Seller that it is satisfied with the Inspections, then this Contract of Sale shall terminate, in which event the Downpayment theretofore paid, together with all interest thereon, shall be returned to Purchaser and the parties shall have no other liability to each other.

C.           Seller agrees to cooperate, and to cause its property manager to cooperate, with Purchaser in connection with the Inspections referenced above and to provide access to the Premises in connection therewith (subject to the provisions of the Leases).

8.           Financing.   It is expressly understood and agreed that the obligations of Purchaser hereunder are NOT contingent on Purchaser being able to secure financing for all or any portion of the Purchase Price.

9.           Authorization of Purchaser and Seller.   A.   Purchaser warrants and represents that it was duly organized and is in good standing in its jurisdiction of organization and that as of the Closing it is will be in good standing in the State in which the Premises is located.  Purchaser warrants and represents that it has the authority to enter into this Contract of Sale and agrees to supply to Seller such information as Seller may require (such as its certificate of incorporation, by-laws and resolutions adopted by its board of directors) to establish to Seller's reasonable satisfaction the accuracy of the warranties and representations contained in this paragraph.  Purchaser represents that its signatory is fully authorized to execute and deliver this Contract of Sale on its behalf.

B.   Seller warrants and represents that it was duly organized and is in good standing in its jurisdiction of organization and that it is in good standing in the State in which the Premises is located.  Seller warrants and represents that it has the authority to enter into this Contract of Sale and agrees to supply to Purchaser such information as Purchaser may require (such as its articles of organization, operating agreement and resolutions adopted by its members) to establish to Purchaser's reasonable satisfaction the accuracy of the warranties and representations contained in this paragraph.  Seller represents that its signatory is fully authorized to execute and deliver this Contract of Sale on its behalf.
The foregoing representations are given by Purchaser and Seller in order to induce the other to enter into this Contract of Sale, are true and correct as of the Effective Date, shall be true and correct on the Closing and shall survive the Closing.

10.           Included Premises.   The term Premises and, therefore, this sale includes all the right, title and interest of Seller in and to all: leases of the Improvements, and all amendments thereto, and including all leases which may be made by Seller after the date hereof and before Closing as permitted by this Contract of Sale (collectively, the “Leases” and each a “Lease”); all easements, rights of way, privileges, transferrable permits, records, reports, transferable licenses, appurtenances and rights to the same belonging to and inuring to the benefit of the Premises; and all supplies, fixtures and articles of personal property (including, but not limited to, machinery, computers, drills and other tools, snow removal equipment, landscaping equipment, and all other personal property located in apartments at the Premises including without limitation (as applicable) air conditioners, dishwashers, refrigerators and stoves) attached to or appurtenant to the Premises or used in connection with the operation of the Premises and owned by Seller. The term Premises and, therefore, this sale also includes all the right, title and interest of Seller in and to any intangible property associated with the Premises including without limitation building and trade names.

11.           Closing Costs.   A.   Purchaser shall pay for all of its costs of closing including its own attorney fees, for costs associated with its financing and for the cost of an updated survey if Purchaser shall desire one.  Seller shall pay for all of its costs of closing including its own attorney fees and the County Documentary Tax.  Purchaser and Seller shall split 50/50 (i) any other transfer taxes (including the City Transfer Tax), stamps and recording fees and costs (and similar items) in respect of the sale (except that Purchaser is responsible for all such items relating to it financing), (ii) the cost of Purchaser’s standard title insurance policy plus customary endorsements (except that Purchaser shall pay for a mortgagee’s title insurance policy) and (iii) the escrow fees.

B.           Real property taxes, rents, wages, utilities, water/sewer charges and other operating expenses shall be adjusted as of the day before the Closing Date. For delinquent rent not adjusted pursuant to the previous sentence and received after the Closing Date, Purchaser shall be entitled to credit first the month during which the rent is received and then shall apply the balance, if any, to unpaid rent for the immediately preceding month(s) and agrees to send to Seller its prorata share, if any, of such rent.  Purchaser agrees to use its good faith efforts to attempt to collect such delinquencies and Seller shall retain its contract rights as against the delinquent tenants for such delinquent rent.  If the actual taxes or other charges shall not have been set by the Closing Date, the apportionment shall be upon the basis of the tax rate (or other charge) for the previous year applied to the latest assessed valuation.  Seller shall be responsible to pay the installments of any special assessments that are due and payable through the Closing Date and the Purchaser shall be responsible for the installments for the periods following the Closing Date. Seller agrees to send to Purchaser any rents or other amounts received by Seller after the Closing from tenants.

12.           Closing.   A.   Closing Date.  The parties agree that the closing (the "Closing") shall occur on or before December 31, 2008 (the "Closing Date").  The Closing shall take place in escrow through the offices of Escrow Agent.  If Purchaser shall have failed or been unable to close on or by the Closing Date, then this Contract of Sale shall terminate, neither party shall have any further obligations to the other and Seller shall be entitled to the entire Downpayment and any interest earned thereon.  Time is of the essence in this Contract of Sale.

B.   Default.  Notwithstanding anything contained in this Contract of Sale to the contrary it is understood and agreed that in the event of any default on the part of Purchaser, Seller agrees to look solely to the Downpayment in accordance with the terms hereof as its liquidated damages and waives any claim for specific performance or any other claim either against the Purchaser or against any person disclosed or undisclosed.  Notwithstanding anything to the contrary set forth in this Contract of Sale, in the event Seller shall default hereunder (or in the event of any claim of Purchaser against Seller related to this Contract of Sale or the Premises) Purchaser's sole right shall be to either recover its Downpayment with interest thereon or to seek specific performance of this Contract of Sale, with it being understood that Seller shall in no event ever be liable for consequential or other monetary damages in respect of this Contract of Sale, the Premises or the transaction contemplated hereby.  Seller and Purchaser acknowledge that the amount of damages of Seller occasioned by a default of Purchaser hereunder would be difficult or impossible to accurately predict and Seller and Purchaser, after consultation with counsel of their own choosing, agree that the liquidated damages provided for in this paragraph are reasonable sums to be used as liquidated damages.

C.           Conditions Of Purchaser’s Obligations.   (I). Conditions.  Purchaser’s obligation to consummate the transactions contemplated by this Contract of Sale on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived by Purchaser in its sole discretion, in whole or in part, on or as of the Closing Date:
(x)           Seller shall have kept, observed, performed, satisfied and complied in all material respects with all terms, covenants, conditions, agreements, requirements, restrictions and provisions required by this Contract of Sale to be kept, observed, performed, satisfied or complied with by Seller;
(y)           The irrevocable commitment of the Title Company to issue an Owner’s Policy of Title Insurance with liability in the amount of the Purchase Price, subject only to the Permitted Exceptions; and
(z)           All of the representations and warranties of Seller set forth in this Contract of Sale shall be true and correct at and as of the Closing Date in all material respects as though such representations and warranties were made at and as of the Closing Date.
(II).           Failure of Conditions. Upon the failure of any of the aforesaid conditions precedent, except in the event of a waiver or deemed waiver of such failed condition precedent by Purchaser, this Contract of Sale shall terminate, all rights and obligations hereunder of each party shall be at an end, except as specifically set forth herein to survive the termination of this Contract of Sale, and the Downpayment and all interest thereon shall be returned to Purchaser.
D.           Conditions Of Seller’s Obligations.   (I).   Conditions. Seller’s obligation to consummate the transactions contemplated by this Contract of Sale on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which shall be waived by Seller in its sole discretion, in whole in part, on or as of the Closing Date:
(x)           Purchaser shall have kept, observed, performed, satisfied and complied with all terms, covenants, conditions, agreements, requirements, restrictions and provisions required by this Contract of Sale to be kept, observed, performed, satisfied or complied with by Purchaser; and
(y)           All of the representations and warranties of Purchaser set forth in this Contract of Sale shall be true and correct at and as of the Closing Date in all material respects as though such representations and warranties were made at and as of the Closing Date.
(II).           Failure of Conditions. Upon the failure of any of the aforesaid conditions precedent, except in the event of a waiver of such failed condition by Seller, this Contract of Sale shall terminate and all rights and obligations hereunder of each party shall be at an end except for those obligations that are specifically set forth herein to survive the termination of this Contract of Sale.

13.           Closing Documents. A. Seller agrees to execute and deliver to Purchaser on the Closing Date all documents, in form reasonably satisfactory to Purchaser, necessary to effectuate the provisions hereof including, without limitation:

a. The Deed.

b. An assignment and assumption of the Leases together with an assignment of the security deposits, if any, held in respect of the Leases.

c. A notice of sale to the tenants, if any, of the Premises directing the tenants to make all further rent payments to Purchaser as Purchaser may direct.

d. The original (or if originals are not available, copies of the) Leases and property files, and all keys in Seller's possession.

e. An affidavit pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), and any comparable statute of the state in which the Real Property is located.

f. Such other documents that shall reasonably be required to consummate the transactions herein contemplated.

B.           Purchaser agrees to execute and deliver to Seller on the Closing Date all documents, in form reasonably satisfactory to Seller, necessary to effectuate the provisions hereof including, without limitation:

a. The balance of the cash portion of the Purchase Price .

b. The assignment and assumption of the Leases.

c. Such other documents that shall reasonably be required to consummate the transactions herein contemplated.

14. Pre-Closing Obligations of Seller.   Between the Effective Date and the Closing Date, Seller shall:

a. Keep the Real Property and all parts thereof in the same state of repair and condition as they are currently in (including making ordinary repairs and replacements) reasonable wear and tear excepted; provided that nothing in this Contract shall require Seller to expend more than $10,000.00 in the aggregate on repairs and/or replacements to the Real Property except as provided in Paragraph 16 in the event Seller elects, in its sole discretion, to repair any damage to the Improvements as therein provided.

b. Not apply all or any part of the security deposit of any tenant, to the extent Seller shall have any, unless such tenant's lease has terminated and such tenant has vacated the Real Property.

c. Not withdraw, settle or compromise any reduction proceeding affecting real estate taxes assessed against the Real Property without the prior consent of Purchaser which consent shall not be unreasonably withheld, conditioned or delayed.  Any future refunds and fees of counsel shall be prorated between Purchaser and Seller as of the Closing Date.  This Paragraph 14(c) shall survive the Closing and the delivery of the Deed.

d. Not remove from the Real Property any fixture, equipment or personal property included in this sale unless the same is replaced with items of at least equal value prior to the Closing Date.

e. Subject to the Leases, permit Purchaser or its representatives access to the Real Property upon reasonable prior notice and at reasonable times.
f. Continue to maintain in full force and effect the same (or similar) insurance coverage for the Real Property.

15.           Condemnation. If prior to the Closing, notice shall be received that all of the Real Property shall be taken by condemnation or eminent domain, this Contract of Sale shall be automatically terminated, the Downpayment together with any interest thereon shall be returned to Purchaser and thereupon neither party shall have any further liability or obligation to the other.  If prior to the Closing Date, notice shall be received that a portion, but less than all, of the Real Property shall be taken by condemnation or eminent domain, which shall have a material, adverse financial impact on the value or use of the Real Property then Purchaser may, at its option, terminate this Contract of Sale by sending written notice thereof within thirty (30) days of such notice of condemnation or other taking, in which event the Downpayment and the interest thereon shall be returned to Purchaser and thereupon neither party shall have any further liability or obligations to the other.  For purposes hereof, a partial condemnation or other taking shall be deemed material only if same shall result in cancellation of leases and/or reductions in rents under leases in the aggregate resulting in the loss of five percent (5%) or more of the aggregate rents currently provided for in the most recent rent roll for the Real Property.  If this Contract of Sale is not terminated Purchaser shall (a) accept title to the Real Property subject to the condemnation or other taking, and (b) pay in full the Purchase Price and on the Closing Date the proceeds of the award or payment  shall be assigned by Seller to Purchaser and monies theretofore payable to Seller in connection with such condemnation or other taking shall be paid over to Purchaser or allowed as a credit against the Purchase Price (unless previously used by Seller in connection with the repair of the Real Property in connection therewith).  This Paragraph shall govern to the extent inconsistent with any applicable law.

16.           Casualty.   The risk of loss or damage or destruction to the Real Property by fire or other casualty is assumed by Seller until the Closing, but, except as specifically set forth in this Paragraph, Seller shall not be obligated to repair or replace any such loss or damage.  In the event of fire or other casualty, Seller shall have thirty (30) days to notify Purchaser (such notice is hereinafter referred to as the “Non-Election Notice”) whether it intends to rebuild the Real Property, but if Seller shall fail to notify Purchaser of its election within such [thirty (30)] day period Seller shall be deemed to have elected not to rebuild.  If Seller elects (or is deemed to have elected) not to repair or replace any such loss or damage to the Real Property then Purchaser shall have the option of declaring this Contract of Sale terminated within thirty (30) days of receipt of the Non-Election Notice (“Purchaser’s Election Period”)Seller's election not to rebuild, in which event Seller and Purchaser shall instruct Escrow Agent to refund to Purchaser, with the interest earned thereon, the Downpayment whereupon this Contract of Sale and all rights of Purchaser hereunder and to the Real Property shall terminate and neither Seller nor Purchaser shall have any further claim against the other; provided, however, that  if Purchaser shall not have elected to terminate this Contract as aforesaid during Purchaser’s Election Period then Purchaser shall close title in accordance with this Contract (except that Closing shall be extended to the date which is ten (10) days after the date that Purchaser elects to close notwithstanding the Non-Election Notice) and pay in full the Purchase Price, without any abatement thereof or claim against Seller for such loss or damage, and accepting an assignment, without recourse, of Seller's rights, if any, to any payments to be made under any applicable hazard insurance policies, if any, together with any payments under such policies made to Seller prior to the Closing not expended to repair or replace such loss, damage or destruction.  If Seller elects to repair or replace any such loss or damage, Seller shall be entitled to reasonable adjournments of the Closing Date in which to perform the work, not exceeding sixty (60) days in the aggregate.  If Seller elects to repair or replace any such loss or damage to the Real Property and if such loss or damage is not repaired (substantial completion thereof) prior to the Closing Date, as adjourned by Seller pursuant to this Paragraph, Purchaser shall have the option (to be exercised within ten (10) days of Seller's notice thereof (the “Incomplete Restoration Notice”) to Purchaser) of: (a) declaring this Contract of Sale terminated, in which event Seller or and Purchaser shall instruct Escrow Agent to refund to Purchaser, with the interest earned thereon, the Downpayment whereupon this Contract of Sale and all rights of Purchaser hereunder and to the Premises shall terminate and neither Seller nor Purchaser shall have any further claim against the other or (b) closing title in accordance with this Contract of Sale (except that Closing shall be extended to the date which is twenty (20) days after Purchaser’s receipt of the Incomplete Restoration Notice) and paying in full the Purchase Price, without any abatement thereof or claim against Seller for such loss or damage, and accepting an assignment, without recourse, of Seller's rights, if any, to any payments to be made under any applicable hazard insurance policies for work not yet completed, together with any payments under such policies made to Seller prior to the Closing not expended to repair or replace such loss, damage or destruction; provided, however, that if Purchaser shall have failed to timely make an election it shall be deemed to have chosen (b) above.   If Seller elects to repair or replace any such loss or damage to the Real Property, then substantial completion thereof will not be considered to have occurred unless such work has been substantially completed in a good and workmanlike manner and in accordance with all applicable laws and regulations within the requisite time period.   Notwithstanding the foregoing, if the cost of the repairs and replacements is less than $25,000, as determined by an independent third party construction professional chosen by Seller and acting reasonably, Purchaser shall close title with a credit against the Purchase Price in such amount which shall not exceed $25,000 and Seller shall retain the rights to the insurance proceeds, if any, in respect of such casualty.  This Paragraph shall govern to the extent inconsistent with any applicable law.

17.           Assignment.   Purchaser will not, without the prior written consent of Seller (which consent may be withheld in Seller's absolute discretion), sell, assign or transfer its interest in this Contract of Sale.  Notwithstanding the foregoing, Purchaser shall be permitted to assign this Contract to a single-purpose entity which is beneficially owned by Purchaser or the principals of Purchaser.   Any purported assignment of this Contract of Sale in violation of this Paragraph 17 shall be ineffective and void ab initio and shall constitute a default hereunder by Purchaser, in which event this Contract of Sale shall terminate, the parties shall have no further obligations against the other and the Escrow Agent shall remit the Downpayment with interest thereon to Seller.

18.           Brokers.   Purchaser and Seller each represents and warrants that, except for Cushman & Wakefield (“Broker"): (i) it has not dealt with any broker in respect of the sale of the Premises to Purchaser and (ii) no broker brought the Premises to the attention of the Purchaser or was otherwise involved in the Purchaser's interest in the Premises.  Seller agrees to compensate Broker as per a separate agreement.  Each party shall indemnify, defend and hold harmless the other for any claims which would constitute a breach of the foregoing representations, warranties and the covenant in the preceding sentence.  The provisions of this Paragraph shall survive the Closing and the delivery of the Deed or the other termination of this Contract of Sale.

19.           ¬Section 1031 Tax Deferred Exchange.  At the option of either Seller or Purchaser, each party agrees to cooperate with the other to qualify this transaction as a like-kind exchange of property described in Section 1031 of the Code .  Seller and Purchaser further agree to consent to the assignment of this Contract of Sale to a "Qualified Intermediary" and/or take such other action reasonably necessary to qualify this transaction as a like-kind exchange provided that (i) such exchange shall be at the cost and expense of the requesting party, (ii) the other party shall incur no liability as a result of such exchange and (iii) no such assignment of this Contract of Sale shall relieve the requesting party of its obligations under this Contract of Sale and the requesting party shall remain liable for the performance of its obligations hereunder including, without limitation, the representations, warranties, and covenants given by it under this Contract of Sale.

20.           OFAC Matters.   Each of Seller and Purchaser represents, warrants and agrees as follows as applicable to it:
A.   Seller and Purchaser, and all direct or to their knowledge indirect beneficial owners of Seller and Purchaser, are in compliance with all laws, statutes, orders, legislation, rules and regulations of any federal, state or local governmental authority in the United States of America applicable to such Persons (as hereinafter defined), including, without limitation, the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other laws, statutes, rules, regulations, legislation, or orders are collectively called the “Orders”).  For purposes of this subsection, “Person” shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto; and
B.           Neither it nor any of its direct or, to its knowledge, indirect beneficial owners:
1.           is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);
2.           has been determined by competent authority to be subject to the prohibitions contained in the Orders;

3.           is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;
4.           shall transfer or permit the transfer of any interest in Seller or such parties to any Person who is, or whose beneficial owners are, listed on the Lists; or
5.           shall assign this Contract of Sale or any interest herein, to any Person who is listed on the Lists or who is engaged in illegal activities (or to a Person in which a Person who is listed on the Lists or who is engaged in illegal activities has any beneficial interest).
This Paragraph 2020 shall survive the Closing.

21.           Miscellaneous.   A.   If either party shall be required to employ an attorney to enforce or defend the rights of such party related to this transaction or the Premises, the prevailing party shall be entitled to recover reasonable attorneys' fees.  This paragraph shall survive the Closing or earlier termination of this Contract of Sale.

B.   This Contract of Sale contains the complete agreement between the parties, supersedes all prior agreements (oral or written) and no term hereof may be waived or amended except by the written agreement of the party to be charged by such waiver or amendment.  This Contract of Sale has been negotiated and shall not be construed against its drafter.  The parties agree that there are no oral agreements, understandings, representations or warranties which are not expressly set forth herein.

C.           All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or sent by United States registered or certified mail, return receipt requested, or sent by Federal Express, United Parcel Service or other reputable overnight delivery service, to Seller (for the attention of Jeffrey A. Gould) at its address set forth above with a copy to Mark H. Lundy,  TRB Enon Springs LLC, 60 Cutter Mill Road, Suite 303, Great Neck, New York  11021 and with a copy to Marc T. McNamee, Esq., Neal and Harwell, PLC, Suite 2000, One Nashville Place, 150 4th Avenue North, Nashville, Tennessee 37219-2498 or at such other addresses as it may designate by notice hereunder and to Purchaser at its address set forth above to the attention of Justin Khorvash with a copy to Peter H. Alpert, Esq., Law Offices of Peter H. Alpert, Inc., One California Plaza, 300 South Grand Avenue, 14th Floor, Los Angeles, California 90071, or at such other addresses as it may designate by notice hereunder.  The address for Escrow Agent is First American Title Insurance Company, 315 Deaderick Street, Suite 2055, Nashville, Tennessee 37238, Attention:  William L. Rosenberg.

D.           The respective attorneys for Seller and Purchaser are authorized to give and receive any notices required or permitted to be sent hereunder and are permitted to agree on adjournments of the Closing Date.

E.           This Contract of Sale shall not be binding until executed and delivered by Seller and Purchaser.  Once fully executed and delivered, this Contract of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

F.           This Contract of Sale shall be governed by and construed in accordance with the laws of the State in which the Real Property is located.

G.           Purchaser agrees to make the checks or wire payments for the Purchase Price to such parties as Seller shall direct.

H.           If any provision hereof shall be deemed unenforceable, the remaining terms of this Contract of Sale shall be unaffected thereby and shall remain in full force and effect.

I.           The headings herein are for reference purposes only and shall not be deemed to affect the interpretation of this Contract of Sale.

J.           SELLER AND PURCHASER HEREBY WAIVE ANY AND ALL RIGHTS THAT EITHER MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY DISPUTE CONCERNING THIS CONTRACT OF SALE OR THE PREMISES.

K.           Each of Seller and Purchaser expressly understands and agrees and acknowledges that neither party would have entered this Contract of Sale without the express provisions of this Subparagraph K.  Notwithstanding anything to the contrary set forth in this Contract of Sale, in no event shall either party ever be liable to the other party for consequential, compensatory or any other monetary damages in respect of this Contract of Sale, the Premises or the transaction contemplated hereby. In addition, each party hereby agrees that in no event shall either party make or bring any claim for any matter whatsoever against any member, shareholder, partner, officer, director, trustee, employee, agent, representative or counsel of or for the other party. Each party acknowledges that it agrees to this Subparagraph K and that it has consulted with counsel of its own choosing in so agreeing.  This Subparagraph shall survive the Closing or earlier termination of this Contract of Sale.

L.           Purchaser understands and agrees that it shall not be permitted to record this Contract or a memorandum hereof and any breach of this provision shall constitute a default by Purchaser under this Contract in which event Seller shall be entitled to the Downpayment, this Contract shall be terminated and Seller shall (notwithstanding any other provisions of this Contract) be entitled to such remedies as are available in law or equity.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Contract of Sale as of the date first hereinabove written.

Tax ID #__________________	TRB ENON SPRINGS LLC, as Seller

By:
Mark H. Lundy
Senior Vice President of the sole member

Tax ID #__________________	OSM INVESTMENT COMPANY,
a California corporation

By:
Name:
Title:

First American Title Insurance Company, solely in its capacity as Escrow Agent

By:
Name:
Title:

EXHIBIT A

Legal Description

EXHIBIT B

¬Rent Roll

EXHIBIT C

Delinquency List